                                                                    EXHIBIT 10.1










                            NOTE PURCHASE AGREEMENT


                                  dated as of


                               December 23, 1997


                                     among


                             MEDAPHIS CORPORATION,


                     the SUBSIDIARY GUARANTORS party hereto


                                      and

                              [MED FUNDING, INC.]

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
                                                 ARTICLE 1
                                                DEFINITIONS

SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Accounting Terms and Determinations......................................................11

                                                 ARTICLE 2
                               PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

SECTION 2.01.  Commitment to Purchase...................................................................11
SECTION 2.02.  Takedown Procedures......................................................................12
SECTION 2.03.  Fees.....................................................................................12
SECTION 2.04.  Mandatory Termination and Reduction of Commitment........................................13
SECTION 2.05.  Optional Reduction of Commitment.........................................................13
SECTION 2.06.  Interest.................................................................................13
SECTION 2.07.  Maturity of Notes; Prepayment of Notes...................................................14
SECTION 2.08.  Fee Due in Certain Circumstances.........................................................14

                                                 ARTICLE 3
                                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Corporate Existence and Power............................................................15
SECTION 3.02.  Authorization, Execution and Enforceability; Lien Perfection.............................15
SECTION 3.03.  Governmental Authorization...............................................................16
SECTION 3.04.  Contravention............................................................................16
SECTION 3.05.  Financial Information....................................................................16
SECTION 3.06.  Litigation...............................................................................17
SECTION 3.07.  Environmental Matters....................................................................17
SECTION 3.08.  Taxes....................................................................................18
SECTION 3.09.  Subsidiaries.............................................................................18
SECTION 3.10.  Not an Investment Company................................................................18
SECTION 3.11.  Full Disclosure..........................................................................18
SECTION 3.12.  Capitalization...........................................................................18
SECTION 3.13.  Solicitation; Access to Information......................................................19
SECTION 3.14.  Non-fungibility..........................................................................19
SECTION 3.15.  Permits..................................................................................19
SECTION 3.16.  Real Property Interests..................................................................19
SECTION 3.17.  Representations in Other Financing Documents.............................................19
SECTION 3.18.  Compliance with ERISA....................................................................20



                                                                                                       PAGE
                                                                                                       ----
SECTION 3.19.  Government Regulation....................................................................20

                                                   ARTICLE 4
                                    REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.01.  Purchase for Investment; Authority; Binding Agreement....................................20

                                                   ARTICLE 5
                                           CONDITIONS PRECEDENT TO PURCHASE

SECTION 5.01.  Conditions to Purchaser's Obligation at Initial Takedown.................................21
SECTION 5.02.  Conditions to Purchaser's Obligations on Each Takedown...................................22

                                                   ARTICLE 6
                                                   COVENANTS

SECTION 6.01.  Information..............................................................................24
SECTION 6.02.  Payment of Obligations...................................................................26
SECTION 6.03.  Insurance................................................................................26
SECTION 6.04.  Conduct of Business and Maintenance of Existence.........................................26
SECTION 6.05.  Compliance with Laws.....................................................................27
SECTION 6.06.  Inspection of Property, Books and Records................................................27
SECTION 6.07.  Investment Company Act...................................................................27
SECTION 6.08.  Minimum Consolidated EBITDA..............................................................28
SECTION 6.09.  Limitation on Debt.......................................................................28
SECTION 6.10.  Restricted Payments......................................................................29
SECTION 6.11.  Cash Settlement Payments.................................................................30
SECTION 6.12.  Investments..............................................................................30
SECTION 6.13.  Limitation on Liens......................................................................31
SECTION 6.14.  Transactions with Affiliates.............................................................31
SECTION 6.15.  Consolidations, Mergers and Sales of Assets..............................................32
SECTION 6.16.  Subsidiaries.............................................................................33
SECTION 6.17.  Use of Proceeds..........................................................................33
SECTION 6.18.  Permanent Financing......................................................................33
SECTION 6.19.  Additional Guarantees and Collateral; Further Assurances.................................34
SECTION 6.20.  Board of Directors.......................................................................35
SECTION 6.21.  Leases...................................................................................36


                                                ARTICLE 7
                                            EVENTS OF DEFAULT
SECTION 7.01.  Events of Default Defined; Acceleration of Maturity; Waiver of
         Default........................................................................................36

                                                ARTICLE 8
                                          LIMITATION ON TRANSFERS

SECTION 8.01.  Restrictions on Transfer.................................................................39
SECTION 8.02.  Restrictive Legends......................................................................39
SECTION 8.03.  Notice of Proposed Transfers.............................................................39

                                               ARTICLE 9
                                               GUARANTY

SECTION 9.01.  The Guaranty.............................................................................40
SECTION 9.02.  Guaranty Unconditional...................................................................41
SECTION 9.03.  Discharge Only Upon Payment in Full; Reinstatement in Certain
         Circumstances..................................................................................42
SECTION 9.04.  Waiver by the Subsidiary Guarantors......................................................42
SECTION 9.05.  Subrogation..............................................................................42
SECTION 9.06.  Stay of Acceleration.....................................................................42
SECTION 9.07.  Limit of Liability.......................................................................43

                                               ARTICLE 10
                                              MISCELLANEOUS

SECTION 10.01.  Notices.................................................................................43
SECTION 10.02.  No Waivers; Amendments..................................................................43
SECTION 10.03.  Indemnification.........................................................................44
SECTION 10.04.  Expenses................................................................................46
SECTION 10.05.  Payment.................................................................................47
SECTION 10.06.  Successors and Assigns..................................................................47
SECTION 10.07.  Brokers.................................................................................47
SECTION 10.08.  New York Law; Submission to Jurisdiction; Waiver of Jury Trial..........................47
SECTION 10.09.  Severability............................................................................48
SECTION 10.10.  Counterparts............................................................................48
SECTION 10.11.  Confidentiality.........................................................................48
SECTION 10.12.  Termination.............................................................................48

SCHEDULES

Schedule 3.02  --    Lien Perfection
Schedule 3.07  --    Environmental Matters
Schedule 3.09  --    Subsidiaries
Schedule 3.12  --    Capitalization
Schedule 3.16  --    Real Property Interests
Schedule 6.13  --    Existing Liens
Schedule 6.15  --    Sale-Leaseback Transactions
Schedule 6.16  --    Subsidiaries that are Not Wholly Owned


EXHIBITS

Exhibit A      --    Form of Note
Exhibit B      --    Form of Security Agreement
Exhibit C      --    Form of Pledge Agreement

                            NOTE PURCHASE AGREEMENT


         AGREEMENT dated as of December 23, 1997 among MEDAPHIS CORPORATION, the SUBSIDIARY GUARANTORS party hereto or which hereafter become party hereto and [MED FUNDING, INC.]

         The parties hereto agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or
(ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used in this definition, the term "CONTROL" means possession, directly or indirectly, of the power either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management or policies of a Person, whether by contract or otherwise; provided that in no event shall Purchaser or any of its affiliates be deemed to be an Affiliate.

         "AGREEMENT" means this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

         "ASSET SALE" means any sale, transfer or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its Subsidiaries of any ownership interest in any asset, including without limitation any sale-leaseback transaction, but excluding (i) any sale, transfer or other disposition of inventory and used, surplus, obsolete or worn out equipment in the ordinary course of business, (ii) any sale, transfer or other disposition to the Company or to a wholly-owned Subsidiary of the Company and (iii) cash payments otherwise permitted under this Agreement; provided that any disposition not excluded pursuant to clauses (i) through (iii) shall constitute an Asset Sale only if, and solely to the extent that, the Net Cash Proceeds therefrom, together with the Net Cash Proceeds from all other such dispositions effected by the Company and its Subsidiaries after the date hereof to the extent that such Net Cash

Proceeds were not used to prepay the Notes pursuant to Section 2.07(b), exceed $1,000,000.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BUSINESS ACQUISITION" means (i) an Investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute a substantial part of the assets of such Person or of any division or other business unit of such Person.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Atlanta, Georgia are authorized or required by law to close.

         "CAPITAL LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated either A- or higher by Standard & Poor's Ratings Services or A3 or higher by Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition, (v) obligations denominated in a currency other than dollars which are of a credit quality and maturity comparable to those referred to in clauses (i) through (iv) above that are customarily used for short-term investment of excess cash in the markets in which the Company and its Subsidiaries operate, and (vi) shares of a money market mutual fund substantially all of whose investments are described in clauses (i) through
(iv) above.

         "CASH MANAGEMENT AGREEMENTS" means any agreement entered into from time to time between the Company and/or any of its Subsidiaries, on the one hand, and [Wachovia Bank of Georgia, N.A.] and/or any of its affiliates or any other banking or financial institution, on the other hand, in connection with cash management services for operating, collection, payroll and trust accounts of the Company and/or its Subsidiaries provided by such banking or financial institution, including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

         "CASH MANAGEMENT SERVICES OBLIGATIONS" means any and all obligations of the Company and/or any of its Subsidiaries under any of the Cash Management Agreements or otherwise relating to any cash management services.

         "CHANGE OF CONTROL" means such time as (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended) shall become the beneficial owner, by way of merger, consolidation or otherwise, of 51% or more of the voting power of all classes of voting securities of the Company; or (b) a sale or transfer of all or substantially all of the assets of the Company to any Person or group has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office.

         "CLOSING DATE" means the date of the Initial Takedown.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMITMENT" means $210,000,000, or the obligation of Purchaser pursuant to this Agreement, subject to the terms and conditions set forth herein, to purchase Notes hereunder in an aggregate principal amount not to exceed such amount, as such amount may be reduced from time to time pursuant to Sections 2.04 and 2.05.

         "COMMON STOCK" means the authorized common stock, par value $0.01 per share, of the Company.

         "COMPANY" means Medaphis Corporation, a Delaware corporation, and its successors.

         "CONSOLIDATED EBITDA" means, for any period, consolidated net income of the Company and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income, the aggregate amount of (i) consolidated interest expense, (ii) income tax expense, (iii) depreciation, amortization and other charges having no cash impact in the current or any future period and (iv) in the case of the quarter ending December 31, 1997, and without duplication of any amount included in (i) to
(iii) above, charges in respect of (A) prior deferred financing costs ($1.4 million), (B) Price Waterhouse fees ($2.4 million), (C) FAS 112 adjustment ($2.0 million), (D) BSG severance ($1.0 million) and (E) E.I.T.F. Issue No. 97-13 ($5.0 to $8.0 million).

         "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "CORPORATE DOCUMENTS" means the articles of incorporation and bylaws of the Company and each Subsidiary Guarantor.

         "DEBT" of any Person means, at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and operating leases for equipment and other assets) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capital Leases, (c) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (other than contingent obligations on performance bonds for customer contracts in the ordinary course of business), (d) all Derivatives Obligations of such Person,
(e) all Guarantee Obligations of such Person in respect of Debt of any other Person and (f) all liabilities of the types described in clauses (a) through
(e) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "DEBT INCURRENCE" means any incurrence by the Company or any of its Subsidiaries of any Debt (including without limitation pursuant to the Permanent Financing), other than Debt permitted under any of clauses (i) through (viii) of Section 6.09(a).

         "DEFAULT" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         ["DLJ BRIDGE"] means [DLJ Bridge Finance, Inc.,] a Delaware corporation, and its successors.

         ["DLJSC"] means [Donaldson, Lufkin & Jenrette Securities Corporation], a Delaware corporation, and its successors.

         "DOLLARS" or "$" mean lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company other than a Subsidiary that is organized under the laws of a jurisdiction outside the United States and does not conduct a substantial amount of business in the United States.

         "ENGAGEMENT LETTER" means the letter agreement dated December 15, 1997 between the Company and [DLJSC.]

         "ENVIRONMENTAL LAWS" means any and all statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

         "EQUITY ISSUANCE" means the issuance of any equity securities by the Company or any of its Subsidiaries (including without limitation any equity securities issued pursuant to the Permanent Financing), but excluding:

                  (i) any issuance of equity securities to the Company or any of its Subsidiaries;

                  (ii) any issuance of equity securities pursuant to the exercise of stock options or warrants in existence on the Closing Date or authorized pursuant to any agreement with any employees to which the Company or any Subsidiary is a party on the Closing Date;

                  (iii) any issuance of equity securities pursuant to any 401(k), employee stock purchase plan or employee benefit plan in existence on the Closing Date and as may be amended from time to time;

                  (iv) any issuance of equity securities pursuant to the exercise of stock options hereinafter granted from time to time to any executives of the Company or any Subsidiary pursuant to any compensation plan or grant authorized by the Board of Directors of the Company or any Subsidiary; or

                  (v) any issuance of equity securities in connection with any settlement of litigation or claims disclosed in the September 30, 1997 10-Q.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EVENT OF DEFAULT" has the meaning set forth in Section 7.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of February 4, 1997 among the Company, the lenders named therein and [SunTrust Bank, Atlanta,] as agent, as amended, restated, supplemented or otherwise modified.

         "EXPIRATION DATE" has the meaning set forth in Section 2.01.

         "FINANCING DOCUMENTS" means this Agreement, the Notes and the Security Documents.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GUARANTEE OBLIGATION" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "HAZARDOUS MATERIALS" means (i) asbestos; (ii) polychlorinated biphenyls; (iii) petroleum, its derivatives, by-products and other hydrocarbons; and (iv) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

         "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

         "HOLDER" means any Holder of any Note.

         "INITIAL TAKEDOWN" means the first Takedown hereunder.

         "INTEREST PAYMENT DATE" each March 23, June 23, September 23 and December 23 (or, if any such date is not a Business Day, the next succeeding Business Day).

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise. It is understood that a guarantee by a Person of any obligations of another Person constitutes an Investment by the guaranteeing Person in the other Person in the amount of the Guarantee Obligation.

         "LIEN" means, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) and any other arrangement having substantially the same economic effect as any of the foregoing.

         "MAJORITY HOLDERS" means (i) at any time prior to the issuance of the Notes, Purchaser and (ii) at any time thereafter, the holders of voting rights with respect to waivers, amendments and other actions permitted or required to be taken by Holders under the terms of the Notes constituting a majority of such voting rights attributable to the aggregate outstanding amount of Notes at such time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties, Projections or prospects of the Company and its Subsidiaries, taken as a whole.

         "MATURITY DATE" means April 1, 1999.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period and (ii) which is covered by Title IV of ERISA.

         "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such transaction, less (i) any expenses (including commissions or fees) actually incurred by the Company or such Subsidiary in respect of such transaction, (ii) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of such transaction and (iii) any taxes paid or payable by the Company or such Subsidiary with respect to such transaction (as reasonably estimated by the Company's chief financial officer in good faith).

         "1996 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         "NOTES" means the Company's Senior Secured Increasing Rate Notes substantially in the form set forth as Exhibit A hereto.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMANENT FINANCING" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing the Notes.

         "PERMITS" means domestic and foreign licenses, permits and approvals, including provincial, state, federal, city and county permits and approvals.

         "PERMITTED LIENS" means Liens expressly permitted to exist by the terms of Section 6.13 hereof.

         "PERMITTED TRANSFEREE" means any Person that acquires Notes other than any Person who acquires such Notes (i) in a public offering or (ii) in the open market, pursuant to sales under Rule 144 of the Securities Act or otherwise.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith among the Company, the Subsidiary Guarantors named therein and the Secured Party, substantially in the form of Exhibit C, as amended from time to time.

         "PRIME RATE" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in The City of New York as its prime, reference or base rate, it being understood that such rate is one of such bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto and may not be the lowest of such bank's base rates.

         "PROJECTIONS" means financial projections with respect to the Company and its Subsidiaries, prepared by the Company or any of its Subsidiaries.

         "PURCHASER" means [Med Funding, Inc.], a Delaware corporation, and its successors.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the capital stock of the Company (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Company or (b) any option, warrant or other right to acquire shares of the capital stock of the Company.

         "SECURED PARTY" means Purchaser, as secured party under the Security Documents.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means the Security Agreement of even date herewith among the Company, the Subsidiary Guarantors and the Secured Party, substantially in the form of Exhibit B, as amended from time to time.

         "SECURITY DOCUMENTS" means the Pledge Agreement, the Security Agreement and any other agreements pursuant to which the Company or any of its Subsidiaries provides a Lien on assets to secure any obligations in respect of the Notes or this Agreement, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or any other Security Document.

          "SEPTEMBER 30, 1997 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company listed on the signature pages hereof, and each other Person that hereafter enters into a guaranty of the obligations of the Company.

         "SYNTHETIC LEASE" means the loan and lease transactions arising under the Participation Agreement dated as of April 21, 1995 among the Company, [TBC Realty VI]

Corporation, [Trust Company Bank] (now known as SunTrust Bank, Atlanta) and [Creditanstalt Corporate Finance, Inc.] and the other documents described therein.

         "TAKEDOWN" has the meaning set forth in Section 2.02(a).

         "TRANSFER" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a consistent basis (except for changes concurred in by the Company's independent public accountants).



                                   ARTICLE 2
              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES



         SECTION 2.01. COMMITMENT TO PURCHASE. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein and in the other Financing Documents, the Company may at its option issue and sell, and Purchaser agrees to purchase, Notes in an aggregate outstanding principal amount not to exceed $210,000,000. The purchase price for the Notes shall be 100% of the principal amount thereof.

         (b) The Commitment will terminate on the earliest of (i) the date when the Company shall have repaid all loans outstanding under the Existing Credit Agreement (if such date occurs prior to the Closing Date), (ii) the date on which the Company or any of its Subsidiaries commences the marketing of any proposed Permanent Financing with respect to which [DLJSC] or any of its Affiliates is not the exclusive agent, sole initial purchaser or sole underwriter, as the case may be, if such marketing breaches the terms of this Agreement or the Engagement Letter; (iii) the date of consummation of the

Permanent Financing, (iv) December 31, 1997 (if such date occurs prior to the Closing Date) and (v) March 31, 1998 (such earliest date, the "EXPIRATION DATE"); provided that if at any time on or after the date hereof an Event of Default shall have occurred and be continuing, Purchaser may at its option terminate the Commitment by notice to the Company, such termination to be effective upon the giving of such notice; and provided further that the Commitment shall automatically terminate, without notice to the Company or any other action on the part of Purchaser, upon the occurrence of any of the events specified in Sections 7.01(e) and 7.01(f) with respect to the Company.

          (c) The Commitment is not revolving in nature, and principal amounts of Notes prepaid in accordance with Section 2.07 may not be resold to Purchaser hereunder.

         SECTION 2.02. TAKEDOWN PROCEDURES. (a) The Company shall give Purchaser notice not later than 11:00 A.M. (New York City time) two Business Days prior to each proposed purchase and sale of Notes hereunder (a "TAKEDOWN"), other than the Initial Takedown if it occurs on December 23 or 24, 1997 and is in the amount of $185,000,000 which notice shall specify the principal amount of Notes to be purchased and sold at such Takedown (which amount shall be $5,000,000 or a larger multiple of $1,000,000, except that any Takedown may be in an amount equal to either (x) the amount of interest payable on the Notes on the date of Takedown or (y) the remaining unused amount of the Commitment) and the date of such Takedown (which shall be a Business Day). There shall not be more than three Takedowns subsequent to the Initial Takedown hereunder.

          (b) No later than 12:00 noon (New York City time) on the date of each Takedown, Purchaser shall deliver by wire transfer, to the account number of the Company specified by the Company in writing no later than 2:00 P.M. (New York City time) two Business Days prior to the date of such Takedown, immediately available funds in an amount equal to the aggregate purchase price of the Notes to be purchased by Purchaser hereunder on such date, less the aggregate amount of fees payable by the Company to Purchaser on such date pursuant to Section 2.03.

          (c) At each Takedown, against payment as set forth in subsection (b) of this Section 2.02, the Company shall deliver to Purchaser a single Note representing the aggregate principal amount of Notes to be purchased at such Takedown registered in the name of Purchaser, or, if requested by Purchaser, separate Notes in such other denominations and registered in such name or names as shall be designated by Purchaser by notice to the Company at least two Business Days prior to the date of such Takedown.

         SECTION 2.03. FEES. (a) The Company shall pay Purchaser a commitment fee in the amount of $4,200,000, which fee shall be fully earned upon the execution and delivery of this Agreement by the parties hereto and shall be payable in full in cash on the earlier of (i) the Closing Date and (ii) December 31, 1997; provided that such fee shall not be payable (and shall be waived) if Purchaser declines to purchase Notes hereunder because a condition in Section 5.01 is not satisfied notwithstanding that the Company shall have used its best efforts to cause such condition to be satisfied.

          (b) On the date of each Takedown hereunder, the Issuer shall pay to Purchaser a takedown fee in an amount equal to 2.00% of the aggregate outstanding principal amount of the Notes being purchased at such Takedown.

         SECTION 2.04. MANDATORY TERMINATION AND REDUCTION OF COMMITMENT.

          (a) The Commitment shall terminate on the Expiration Date.

          (b) In addition, the Commitment shall be reduced by an amount equal to the Net Cash Proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, Debt Incurrence or Equity Issuance minus the amount of such Net Cash Proceeds required to prepay outstanding Notes in accordance with Section 2.07(c). Each such reduction shall be effective on the date of the related prepayment of the Notes, or if no Notes are at the time outstanding, on the date of receipt of such Net Cash Proceeds.

         SECTION 2.05. OPTIONAL REDUCTION OF COMMITMENT. The Company may, by notice to Purchaser on or before the effective date of termination or reduction, terminate the unused Commitment at any time or reduce the unused Commitment from time to time in amounts equal to $5,000,000 or any larger multiple of $1,000,000.

         SECTION 2.06. INTEREST. (a) Interest on each Note shall be payable quarterly in arrears, on each Interest Payment Date of each year in which such Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance thereof, on the principal sum of such Note outstanding. Interest on each Note shall be calculated at the rates per annum set forth below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Note (or if no interest has been paid on such Note, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of such Note has been made.

          (b) The interest rate applicable to each Note shall be a floating rate per annum equal to the sum of (i) the Prime Rate in effect from time to time plus (ii) 2.50% plus (iii) an additional percentage amount, equal to 1.00% from and including the Interest Payment Date falling on June 23, 1998 and increasing by 0.50% effective on each Interest Payment Date thereafter until the principal amount of such Note is paid in full or, in any case, if less, the maximum rate permitted by applicable law. Interest on each Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

         SECTION 2.07. MATURITY OF NOTES; PREPAYMENT OF NOTES. (a) The Notes shall mature on the Maturity Date.

          (b) The Company at its option may, upon ten days' written notice to the Holders, at any time, prepay all or any part of the principal amount of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes so prepaid together with accrued interest to the date of prepayment; provided that if after giving effect to any such prepayment any Notes remain outstanding, the aggregate outstanding principal amount thereof shall be not less than $1,000,000.

          (c) The Company shall, within five days of receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds of any Asset Sale, Debt Incurrence or Equity Issuance, prepay a principal amount of the Notes equal to the amount of such Net Cash Proceeds (less any amounts not required to be paid as a result of the requirement in subsection (d) of this Section 2.07 that all such prepayments be made in multiples of $1,000), at a redemption price equal to 100.00% of the principal amount of the Notes so prepaid together with accrued interest to the date of prepayment.

          (d) Any prepayment of the Notes pursuant to Section 2.07(b) shall be in a minimum amount of at least $1,000,000, unless less than $1,000,000 of the Notes remain outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to Section 2.07(c) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

          (e) Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

         SECTION 2.08. FEE DUE IN CERTAIN CIRCUMSTANCES. If the Company at any time or from time to time repays, prepays or otherwise redeems any Notes in whole or in part, whether at its option or as required by the terms of the Financing Documents and whether before, on or after the Maturity Date, with or in anticipation of funds raised directly or indirectly by any means other than a transaction in which [DLJSC] has acted as the exclusive agent, sole initial purchaser or sole underwriter, the Company shall pay to the Purchaser a fee equal to 3.00% of par plus accrued interest of the Notes so repaid, prepaid or redeemed; provided that (i) if such transaction is a "Bank Financing" (as defined in the Engagement Letter) as to which the Company shall have complied with its obligations hereunder and under the Engagement Letter but [DLJSDF] (as defined in the Engagement Letter) declined to match the terms and conditions of the commitment letter received by the Company from the other lender, such fee shall be, at the Company's option: (a) 3.00%, all of which shall be credited against any or all fees payable by the Company at any time pursuant to the Engagement Letter, or (b) 1.00%, none of which shall be creditable against Engagement Letter fees; (ii) no such fee shall be payable with respect to any Transaction (as defined in the Engagement Letter) if [DLJSC] has refused to act as exclusive agent, sole initial purchaser or sole underwriter therein, (iii) any such fee not covered by clause (i) will be credited against any fee payable pursuant to the Engagement Letter in respect of any transaction from which the Company has or will raise such funds; and (iv) the maximum fee payable hereunder shall be calculated based upon the principal amount of the Notes outstanding at the time of payment with any and all net proceeds raised through the date of payment from Transactions executed by DLJSC under the Engagement Agreement first credited against such principal amount outstanding.



                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         The Company and each Guarantor, jointly and severally, represent and warrant to Purchaser as set forth below:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company and each Subsidiary Guarantor (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and
(ii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such powers, licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. AUTHORIZATION, EXECUTION AND ENFORCEABILITY; LIEN PERFECTION.

          (a) The execution, delivery and performance by the Company and each Subsidiary Guarantor of the Financing Documents to which it is a party and the issuance of the Notes by the Company have been duly and validly authorized and are within its corporate powers. Each of the Financing Documents (other than the Notes) has been duly executed and delivered by the Company and each Subsidiary Guarantor party thereto and constitutes its valid and binding agreement, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles of general applicability. When executed and delivered by the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (b) The Security Agreement and Pledge Agreement each create valid and binding Liens in the Collateral purported to be covered thereby. Upon completion of the actions and filings described in Schedule 3.02, (i) the Liens created by the Security Agreement will constitute perfected Liens on all of the Collateral purported to be covered thereby, subject to no prior or equal Lien other than Permitted Liens and (ii) the Liens created by the Pledge Agreement will constitute perfected Liens on all of the Collateral purported to be covered thereby, subject to no prior or equal Lien.

         SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution and delivery by the Company and each Subsidiary Guarantor of each of the Financing Documents to which it is a party did not and will not, the issuance and sale of the Notes by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (i) the actions and filings described in Schedule 3.02 and (ii) other actions and filings which, if not taken or made, will not affect in any material respect the validity or enforceability of the Financing Documents or the perfection or priority of the Lien created under the Security Documents.

         SECTION 3.04. CONTRAVENTION. The execution and delivery by the Company and each Subsidiary Guarantor of the Financing Documents to which it is a party did not and will not, the issuance and sale of the Notes by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of any provision of applicable law or regulation, the Corporate Documents or any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its assets, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than the Liens created by the Security Documents and Permitted Liens).

         SECTION 3.05.  FINANCIAL INFORMATION.

          (a) The consolidated balance sheets of the Company as of December 31, 1995, December 31, 1996 and September 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each fiscal year then ended (or for the nine months ended September 30, 1997, as the case may be), each reported on by Price Waterhouse LLP and delivered to Purchaser on or before the Closing Date, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of each such date and their consolidated results of operations, changes in stockholders' equity and cash flows for each such period.

          (b) On the Closing Date, the Company and its Subsidiaries will not have any liabilities, contingent or otherwise, including liabilities for taxes, unusual or forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except (i) as referred to or reflected or provided for in said balance sheet,

(ii) as disclosed to DLJ Bridge or DLJSC in writing prior to December 15, 1997 or in the 1996 10-K or September 30, 1997 10-Q or (iii) as could not reasonably be expected to have a Material Adverse Effect.

          (c) No development has occurred since September 30, 1997 that has resulted, or could reasonably be expected to result, in a Material Adverse Effect, except as disclosed to DLJ Bridge or DLJSC in writing prior to December 15, 1997 or in the 1996 10-K or September 30, 1997 10-Q,

         SECTION 3.06. LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) for which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect, as reasonably determined by the Company in accordance with its usual and customary audit and disclosure practices, except as disclosed in the September 30, 1997 10-Q, or
(ii) which challenges the validity of any Financing Document.

         SECTION 3.07. ENVIRONMENTAL MATTERS. The Company and each of its Subsidiaries (a) have obtained all material Permits which are required under Environmental Laws, and (b) are in compliance in all material respects with all terms and conditions of such Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Neither the Company nor any of its Subsidiaries is aware of, or has received notice of, any past present or future events, conditions circumstances, activities, practices, incidents, actions or plans which, with respect to the Company or any Subsidiary, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste. Except as set forth on Schedule 3.07, there is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand proceeding pending or, to the knowledge of the Company, threatened against Company or any Subsidiary relating in any way to Environmental Laws that has had, and that could reasonably by expected to have, a Material Adverse Effect.

         SECTION 3.08. TAXES. The Company's federal tax identification number is 58-1651222. All income tax returns and all other material tax returns which are required to be filed by or on behalf of the Company and its Subsidiaries have been filed. All taxes shown as due on such returns have been paid or adequate reserves have been established on the books of the Company, except to the extent that (i) the Company's failure to pay any such taxes would not have a Material Adverse Effect or (ii) any such taxes are being contested in good faith, and for which adequate reserves are maintained on the books of the Company. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP.

         SECTION 3.09. SUBSIDIARIES. Schedule 3.09 contains a complete list of all of the Company's Subsidiaries on the Closing Date and the federal tax identification number for each such Subsidiary. The Subsidiaries listed on
Schedule 3.09 with an asterisk or asterisks appearing after its name do not own any material amount of assets.

         SECTION 3.10. NOT AN INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.11. FULL DISCLOSURE. The information (other than any Projections) heretofore furnished by the Company to [DLJSC], [DLJ Bridge] or Purchaser for purposes of or in connection with the Financing Documents or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. All Projections heretofore furnished by the Company to [DLJSC], [DLJ Bridge] or Purchaser for purposes of or in connection with the Financing Documents or any transaction contemplated hereby have been, and all Projections hereafter furnished by the Company to Purchaser will be, prepared in good faith and based upon reasonable assumptions believed to be reasonable at the time such Projections were prepared. The Company has disclosed to Purchaser any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Financing Documents or to complete the Permanent Financing.

         SECTION 3.12. CAPITALIZATION. The capitalization of the Company on November 30, 1997 is set forth on Schedule 3.12. The capitalization of the Company did not change between November 30, 1997 and the Closing Date, except shares of Common Stock have been issued upon exercise of stock options and stock awards issued pursuant to employee benefit arrangements.

         SECTION 3.13. SOLICITATION; ACCESS TO INFORMATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Notes. Neither the Company nor any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any person acting on its behalf other than Purchaser and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Securities Act.

         SECTION 3.14. NON-FUNGIBILITY. When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

         SECTION 3.15. PERMITS. Except to the extent any of the following would not result in a Material Adverse Effect: (a) the Company and its Subsidiaries have all Permits as are necessary for the conduct of their respective businesses as it has been carried on; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) each of the Company and its Subsidiaries has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         SECTION 3.16. REAL PROPERTY INTERESTS. Other than the ownership interests in real property disclosed on Schedule 3.16 hereto, neither the Company nor any Subsidiary has any ownership interest in any real property.

         SECTION 3.17. REPRESENTATIONS IN OTHER FINANCING DOCUMENTS. Each of the representations and warranties of the Company and each Subsidiary Guarantor in the other Financing Documents is true and correct in all material respects.

         SECTION 3.18. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA except, in each case, as would not individually or in the aggregate have a Material Adverse Effect.

         SECTION 3.19. GOVERNMENT REGULATION. Neither the Company nor any of its Subsidiaries is, or will be upon the issuance and sale of the Notes and the use of the proceeds as described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations hereunder or under any Financing Document to which it will be a party.



                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         SECTION 4.01. PURCHASE FOR INVESTMENT; AUTHORITY; BINDING AGREEMENT. Purchaser represents and warrants to the Company that:

          (a) Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Notes unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

          (b) the execution, delivery and performance of this Agreement and the purchase of the Notes pursuant hereto are within Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

          (c) this Agreement has been duly executed and delivered by Purchaser;

          (d) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms;

          (e) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and Purchaser is capable of bearing the economic risks of such investment;

          (f) Purchaser is an affiliate of and under the control of [DLJSC] and/or [DLJ Bridge]; and

          (g) no form of general solicitation or general advertising was used by Purchaser or, to the best of its knowledge, any other Person acting on its behalf, in respect of the Notes or in connection with the purchase of the Notes.



                                   ARTICLE 5
                        CONDITIONS PRECEDENT TO PURCHASE

         SECTION 5.01. CONDITIONS TO PURCHASER'S OBLIGATION AT INITIAL TAKEDOWN. The obligation of Purchaser to purchase the Notes to be issued and sold by the Company at the Initial Takedown hereunder is subject to the satisfaction of the following conditions contemporaneously with such Takedown:

          (a) Each of the Financing Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser.

          (b) Purchaser shall have received evidence satisfactory to it that on the Closing Date: (i) after giving effect to the application of the proceeds of the Initial Takedown, there shall be no outstanding Debt of the Company or any of its Subsidiaries other than (v) contingent obligations owed to [SunTrust Bank], Atlanta with respect to the letter of credit issued in the face amount of approximately $2,500,000 in respect of workers' compensation, (w) Cash Management Services Obligations, (x) Debt of the Company and its Subsidiaries under the Financing Documents, (y) obligations under Capital Leases for which not more than $16,200,000 is required in accordance with GAAP to be capitalized on the balance sheet of the lessee and (z) other Debt in an aggregate principal amount not to exceed $2,000,000; and (ii) satisfactory arrangements shall have been made for the termination of each existing Lien on any asset of the Company or any of its Subsidiaries, other than the Liens permitted by subsections (b) and (d) through (i) of Section 6.13.

          (c) No information heretofore furnished by the Company to Purchaser or [DLJ Bridge] for purposes of or in connection with the Financing Documents or any transaction contemplated hereby shall be inaccurate, incomplete or misleading in any respect reasonably determined by Purchaser to be materially adverse, and there shall not have occurred any change, nor shall any information be disclosed to or discovered by Purchaser or [DLJ Bridge], which Purchaser reasonably determines is materially adverse in respect of the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, Projections or prospects of the Company and its Subsidiaries, taken as a whole.

          (d) Purchaser shall have received the financial statements referred to in Section 3.05, all of which shall in all respects be in form and substance satisfactory to Purchaser in its sole discretion.

          (e) The Security Agreement and Pledge Agreement shall have been executed by each of the parties thereto and delivered to Purchaser.

          (f) Purchaser shall be reasonably satisfied that all governmental, shareholder and third party consents and approvals necessary in connection with the Financing Documents and the transactions contemplated hereby and thereby have been received and all applicable waiting periods shall have expired, without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Purchaser could reasonably be expected to have any such effect.

         (g) Purchaser shall have received opinions, dated on or prior to the Closing Date and in each case in form and substance reasonably satisfactory to Purchaser, of (i) Randolph L.M. Hutto, Executive Vice President and General Counsel of the Company, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company and (iii) Paul Hastings, Janofsky & Walker LLP.

          (h) There shall not have occurred any disruption or adverse change in the financial or capital markets generally which could reasonably be expected to materially adversely affect the purchase of the Notes or the refinancing thereof.

         SECTION 5.02. CONDITIONS TO PURCHASER'S OBLIGATIONS ON EACH TAKEDOWN. The obligation of Purchaser to purchase the Notes to be issued and sold by the Company hereunder is subject to the satisfaction of the following conditions contemporaneously with each Takedown:

         (a) No development has occurred since September 30, 1997 that has resulted in or could reasonably be expected to result in a Material Adverse Effect, except as disclosed to [DLJSC] or [DLJ Bridge] in writing prior to December 15, 1997 or in the 1996 10-K or September 30, 1997 10-Q.

          (b) Except as disclosed in the September 30, 1997 10-Q, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or any governmental instrumentality that purports to affect the Commitment or any Financing Document or any of the transactions contemplated hereby or thereby, or that could reasonably be expected to have a material adverse effect on the Commitment or any Financing Document or any of the transactions contemplated hereby or thereby.

          (c) There shall not exist any Default.

          (d) The representations and warranties of the Company and the Subsidiary Guarantors contained in the Financing Documents shall be true and correct in all material respects on and as of the time of such Takedown as if made on and as of such time (except for the representations and warranties contained in Sections 3.09 and 3.12, which must be true and correct in all material respects on and as of the Closing Date) and each of the Company and the Subsidiary Guarantors shall have performed and complied with all covenants and agreements required by the Financing Documents to be performed by it or complied with by it at or prior to such Takedown.

         (e) All fees and expenses payable to or for the account of Purchaser or [DLJSC] hereunder, under the Engagement Letter or otherwise in connection with the transactions contemplated hereby, shall have been paid in full.

          (f) Purchaser shall have received the Notes to be issued at such Takedown, duly executed by the Company in the denominations and registered in the names specified in or pursuant to Section 2.02.

          (g) Unless the Synthetic Lease shall have theretofore been refinanced or is to be refinanced with the proceeds of such Takedown, the unused amount of the Commitment immediately after such Takedown shall equal or exceed the lesser of (i) $10,000,000 and (ii) the aggregate amount required to satisfy in full all remaining obligations of the Company and its Subsidiaries under, and to cause the termination of, the Synthetic Lease.

                                   ARTICLE 6
                                   COVENANTS

         The Company agrees that, from and after the Closing Date and so long as the Commitment remains in effect or any Notes remain outstanding and unpaid or any other amount is owing to Purchaser or the Holders, and for the benefit of Purchaser and the Holders:

         SECTION 6.01. INFORMATION. The Company will deliver to Purchaser:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by Price Waterhouse LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments, and excepting changes concurred in by the Company's independent public accountants) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries and the related consolidated statements of income for such month and for the portion of the fiscal year ended at the end of such month and of cash flows for the portion of the fiscal year ended at the end of such month;

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.08 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above, provided that such confirmation shall be limited to such calculations which can be derived solely by the use of the financial statements referred to in clause (a) above;

          (f) within five Business Days after any officer of the Company obtains knowledge of a Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (g) promptly upon the filing thereof, copies of all applications, registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), proxy statements and reports which the Company or any of its Subsidiaries shall have filed with the Commission or any national stock exchange;

          (h) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any of its Subsidiaries is a party in which the amount involved is $1,000,000 or more;

          (i) promptly following the occurrence thereof, notice and a description in reasonable detail of any development that would reasonably be expected to have a Material Adverse Effect.

          (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue

Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Company's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (k) promptly, and in any event no later than 30 days, after any Domestic Subsidiary shall be formed or any Person shall become a Domestic Subsidiary, notice thereof and a Perfection Certificate (as defined in the Security Agreement) for such Domestic Subsidiary; and

          (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as Purchaser may reasonably request.

         SECTION 6.02. PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 6.03. INSURANCE. The Company shall, and shall cause each of its Subsidiaries to maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law.

         SECTION 6.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to: (i) preserve, renew and keep in full force and effect their respective corporate existence, (ii) preserve, renew and keep in full force and effect their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) engage in business of the same general type as now conducted by the Company and its Subsidiaries, except the Company or any Subsidiary may discontinue any immaterial line of business of the Company and its Subsidiaries if the Board of Directors of the Company determines that such discontinuation is in the best interests of the Company and not disadvantageous to any Holder; provided that nothing in this Section 6.04 shall prohibit a merger or consolidation that is permitted under Section 6.15.

         SECTION 6.05. COMPLIANCE WITH LAWS. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and the rules and regulations thereunder), except where compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable advance notice will permit, and will cause each Subsidiary to permit, representatives of Purchaser under the Company's supervision to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and, subject to the right of the Company's representative to participate in any such discussions, independent public accountants at such reasonable times and as often as may reasonably be desired.

         SECTION 6.07. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

         SECTION 6.08. MINIMUM CONSOLIDATED EBITDA. Consolidated EBITDA will not for any measurement period set forth below be less than the applicable amount set forth below, adjusted in accordance with the proviso below (if applicable):

             Measurement Period                    Amount
             ------------------                    ------
              1/1/98 - 3/31/98                  $10,500,000
              1/1/98 - 6/30/98                   25,000,000
              1/1/98 - 9/30/98                   44,200,000
              1/1/98 - 12/31/98                  64,900,000

provided that if Consolidated EBITDA for the fiscal quarter ended December 31, 1997 is less than $14,000,000 (the amount of any such shortfall being called the "SHORTFALL"), each amount set forth above shall be increased by the product of the Shortfall times the number of fiscal quarters in the applicable measurement period. Compliance with this Section 6.08 shall be determined from and after the date when unaudited management financial statements are prepared in the ordinary course of business following the conclusion of the applicable measurement period.

         SECTION 6.09. LIMITATION ON DEBT.

          (a) Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Debt, except:

               (i) Debt of the Company and the Subsidiary Guarantors under the Financing Documents;

               (ii) Debt of the Company or any of its Subsidiaries outstanding on the date of this Agreement as set forth in clause (i) of Section 5.01(b);

               (iii) Debt of the Company or any of its Subsidiaries to a wholly-owned Subsidiary of the Company, or of any Subsidiary of the Company to the Company;

              (iv) Debt of the Company or any of its Subsidiaries incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases) after the Closing Date, in an aggregate principal amount not to exceed $10,000,000;

               (v) Debt of the Company or any Subsidiary as an account party for any letter of credit issued by any financial institution if such letter of credit is issued solely as security for performance or payment by the Company or such Subsidiary under any contract which is not otherwise prohibited by this Agreement and which has been entered into in the ordinary course of business of the Company or such Subsidiary;

               (vi)  Cash Management Services Obligations;

               (vii) Debt of the Company or any Subsidiary incurred on account of financed insurance premiums for insurance required under Section
         6.03 and as otherwise maintained by the Company or any Subsidiary in the ordinary course of business;

               (viii)  Renewals or extensions of any Debt described in clause
         (ii) or (iv) above; and

                (ix) Other Debt the terms and conditions of which shall have been approved by the Majority Holders and the Net Cash Proceeds of which are applied in accordance with Sections 2.04 and 2.07.

          (b) Notwithstanding the restrictions on Debt contained in Section 6.09(a), the Company or any of Subsidiary of the Company may guarantee (i) any Debt of the Company or any Subsidiary Guarantor permitted under Section 6.09(a) and (ii) any contractual obligations of the Company or any Subsidiary Guarantor incurred in the ordinary course of business, except to the extent such contractual obligations constitute Debt that would be prohibited by Section 6.09(a).

          (c) Neither the Company nor any Subsidiary of the Company will have any Guarantee Obligations for which the primary obligor is a Person other than the Company or a Consolidated Subsidiary.

         SECTION 6.10. RESTRICTED PAYMENTS. Neither the Company nor any Subsidiary of the Company will declare or make any Restricted Payment, except that the Company or any of its Subsidiaries may purchase shares of capital stock of the Company, or options or warrants to purchase any such shares, in connection with ordinary course employee compensation arrangements if (i) before and after giving effect to any such purchase, no Default shall have occurred and be continuing and (ii) the aggregate amount of all such purchases does not exceed $1,000,000 during any period of twelve months.

         SECTION 6.11. CASH SETTLEMENT PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make or agree to make any cash payments to settle any actual or threatened action, suit or proceeding constituting an actual or potential class action securities litigation, other than settlement payments that are payable in cash but will be fully funded by one or more insurance carriers, without any payment by the Company or any of its Subsidiaries or in connection with settlements disclosed in the September 30, 1997 10-Q.

         SECTION 6.12. INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person, other than:

          (a) Investments in existence on the date hereof and renewals thereof;

          (b) Investments in Cash Equivalents;

          (c) Investments in the form of loans and advances to Subsidiaries on the date hereof or to any Person that hereafter is a Subsidiary Guarantor or becomes a Subsidiary Guarantor in accordance with Section 6.19;

          (d) Investments in the form of the acquisition of stock, obligations or securities received in settlement of debt obligations created in the ordinary course of business which is owing to the Company or any Subsidiary;

          (e) Investments in the form of an endorsement of a negotiable instrument for collection or deposit in the ordinary course of business;

          (f) Investments in the form of advances in the ordinary course of the Company's or any Subsidiary's business to its officers and employees to cover travel, entertainment or moving expenses to be incurred by them in connection with the business of the Company or such Subsidiary;

          (g) Investments in the form of usual and customary trade terms extended by the Company or any Subsidiary to any customer in the ordinary course of business;

          (h) Investments in the form of advances of money in the ordinary course of business of the Company or any of its Subsidiaries to its customers which at no time exceed in the aggregate $10,000,000 (net of any accounts owed by such customers to the Company and any of its Subsidiaries).; and

          (i) Guarantee Obligations permitted under Section 6.09.

         SECTION 6.13. LIMITATION ON LIENS. The Company will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a)   the existing Liens to be terminated pursuant to Section 5.01(b);

          (b) the Liens created by the Security Documents (including without limitation any Liens thereunder securing the Cash Management Services Obligations, subject to the limitations contained therein);

          (c) Liens securing Debt permitted by clause (ii), (iv), (v), (vii) or
(ix) of Section 6.09(a);

          (d) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

          (e) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

          (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money and other similar obligations;

          (g) zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Company or any Subsidiary or the value of such property;

          (h) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time; and

          (i) Liens identified on Schedule 6.13.

         SECTION 6.14. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate, as determined, in the case of any transaction with a value of $1,000,000 or more, in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business or in connection with the execution or performance of the Company's obligations under the Engagement Letter.

         SECTION 6.15.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.



          (a) Neither the Company nor any of its Subsidiaries will consolidate or merge with or into any other Person, except that if before and after giving effect to any such consolidation or merger no Default shall have occurred and be continuing: (i) any Subsidiary of the Company may merge or consolidate with or into the Company if the Company is the surviving entity, (ii) any Subsidiary of the Company may merge or consolidate with or into any Subsidiary Guarantor if a Subsidiary Guarantor is the surviving entity or the surviving entity becomes a Subsidiary Guarantor and (iii) any Subsidiary of the Company that is not a Domestic Subsidiary may merge or consolidate with or into any other Subsidiary of the Company that is not a Domestic Subsidiary.

          (b) The Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer, directly or indirectly, in the aggregate more than 10% of its or their assets (measured as of the date of this Agreement) or issue any equity securities of any Subsidiary, other than: (i) sale-leaseback transactions listed on Schedule 6.15 if the terms and conditions are reasonably acceptable to Purchaser, (ii) sales of assets where the consideration therefor consists solely of cash payable at closing (or assumption of indebtedness or, in the case of sales of assets in the ordinary course of business, cash payable upon normal trade terms) in an aggregate amount at least equal to the fair market value of such assets; provided that, in the case of abandoned assets, the consideration may be payable upon acceptance and (iii) licenses (as licensor or licensee) of trademarks and copyrights to customers in the ordinary course of business.

         SECTION 6.16. SUBSIDIARIES.

         (a) The Company will at all times continue to own, directly or indirectly, 100% of the capital stock of each Person which is a wholly-owned Subsidiary of the Company on the date hereof.

         (b) Except as set forth on Schedule 6.16, the Company shall have no Subsidiaries other than Subsidiaries of which the Company owns 100% of the equity and voting interests.

         SECTION 6.17. USE OF PROCEEDS. The proceeds from the issuance and sale of the Notes by the Company pursuant to this Agreement shall be used solely (a) to pay all principal, interest and other amounts payable under the Existing Credit Agreement, (b) to pay fees and expenses relating to this Agreement and the issuance and sale of the Notes at the Initial Takedown, (c) to pay interest on Notes then outstanding, and (d) to prepay its obligations under the Synthetic Lease and (e) for working capital needs and other general corporate purposes of the Company.

         SECTION 6.18. PERMANENT FINANCING. (a) The Company will, and will cause its Subsidiaries to, take all actions which, in the reasonable judgment of the Board of

Directors of the Company, acting after consideration of advice from [DLJSC] pursuant to the Engagement Letter, are necessary or desirable to obtain Permanent Financing as soon as practicable through (x) bank financing on terms usual and customary for similar financings and/or (y) through issuance of securities at such interest rates and other terms as are prevailing for new issues of securities of comparable size and credit rating in the capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's-length basis between unaffiliated parties; provided that if in the reasonable judgment of the Board of Directors of the Company, acting after consideration of advice from [DLJSC] pursuant to the Engagement Letter, common equity securities of the Company need to be provided for the consummation of Permanent Financing on the terms set forth above, the terms of the Permanent Financing shall provide for the issuance of such equity securities (which may include warrants to purchase such equity securities). The respective amounts to be financed through bank financing or through the issuance of securities shall be as determined by the Company (after consultation with [DLJSC]), but shall be in an amount at least sufficient to repay or redeem the Notes in full in accordance with their terms. The Company hereby covenants and agrees that the proceeds from the Permanent Financing shall be used to the extent required to redeem in full the Notes in accordance with their terms.

         (b) The Company covenants that it will, and will cause its Subsidiaries to, (i) enter into such agreements reasonably requested by [DLJSC] as are customary in connection with the Permanent Financing, (ii) make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and state securities laws as shall be required to permit consummation of the Permanent Financing and (iii) take such steps are necessary or desirable to cause such filings to become effective or as are otherwise required to consummate the Permanent Financing (including the delivery of all audited and unaudited financial information that may be required in connection therewith).

          (c) The Company covenants that it will, and will cause its Subsidiaries to, use its best efforts to undertake the activities on the schedule for the Permanent Financing which has been mutually agreed in accordance with such schedule.

         (d) The Company agrees that if and to the extent the Permanent Financing is a bank financing not arranged by [DLJSC] or an affiliate, the Company will not authorize the commencement of syndication of such bank financing unless the arranger or arrangers thereof have provided an underwritten commitment for the full amount of such bank financing, subject only to customary closing conditions which to the reasonable satisfaction of Purchaser shall not include any "market out" or similar condition.

         SECTION 6.19. ADDITIONAL GUARANTEES AND COLLATERAL; FURTHER ASSURANCES.

          (a) Promptly, and in any event no later than 30 days, after any Domestic Subsidiary shall be formed or any Person shall become a Domestic Subsidiary, the Company shall cause such Domestic Subsidiary to become a party to this Agreement by executing a supplement hereto, in form and substance reasonably satisfactory to Purchaser, to cause such Domestic Subsidiary to guarantee payment of the Notes in accordance with Article 9 and thereby to become a Subsidiary Guarantor hereunder. Purchaser shall have the right, from time to time to require the Company, pursuant to a written request from Purchaser, to provide Liens and to cause any Subsidiary Guarantor to provide Liens upon such assets as may be specified in such request to secure their respective obligations in respect of the Notes and this Agreement. Any such request may be made by Purchaser in its reasonable discretion. Within 45 days after any such request, the Company will, and will cause the appropriate Subsidiaries to, (i) execute and deliver to Purchaser such number of copies as Purchaser may specify of such supplement and documents creating such Liens and
(ii) do all other things which may be necessary or which Purchaser may reasonably request in order to confer upon and confirm to the holders of the Notes the benefits of the guaranty of such Subsidiary and such Liens. Within 60 days after a request for Liens pursuant hereto, the Company will and will cause the appropriate Subsidiaries to, deliver such legal opinions, certificates, evidences of corporate action or other documents as Purchaser may reasonably request, all in form and substance reasonably satisfactory to Purchaser, relating to the satisfaction of the Company's obligations under this Section.

         (b) The Company will, and will cause each of its Subsidiaries to, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Purchaser shall from time to time reasonably request, which may be necessary in the reasonable judgment of Purchaser from time to time to assure, perfect, convey, assign, transfer and confirm unto Purchaser the property and rights conveyed or assigned pursuant to the Security Documents, or which the Company or such Subsidiary may be or may hereafter become bound to convey or assign to Purchaser or which may facilitate the performance of the terms of the Security Documents, or the filing, registering or recording of the Security Documents.

          (c) Promptly, and in any event no later than 30 days after any acquisition of a direct Investment in any Domestic Subsidiary, the Company shall cause any direct Investment held by it in any Domestic Subsidiary at any time (whether in the form of equity or Debt) to be subject to a valid and perfected first priority Lien in favor of Purchaser and the Holders.

          (d) All costs and expenses in connection with the granting, perfecting and enforcement of any security interests hereunder (including without limitation legal fees and other costs and expenses in connection with the preparation, execution, delivery, recordation or filing of documents and any other acts in connection therewith as Purchaser may request) shall be paid by the Company promptly when due.

          (e) The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that would impair its ability to comply, or which would purport to prohibit it from complying, with the provisions of this
Section 6.19.

         SECTION 6.20. BOARD OF DIRECTORS. If an Event of Default shall have occurred and be continuing:

                  (a) the Company will notify Purchaser of all meetings and actions by written consent of the Board of Directors of the Company at the same time and in the same manner as notice of any meetings of the Board of Directors is required to be given to its directors who do not waive such notice (or, if such action requires no notice, the Company will give Purchaser notice thereof describing the matters upon which action is to be taken); and

                  (b) Purchaser shall have the right to send one representative selected by it to attend each meeting of the Board of Directors of the Company; provided that the representative's right to attend any such meeting shall be limited to the extent necessary to protect the Company's attorney-client privilege unless Purchaser's representative is willing and able to become a member of the Board of Directors of the Company, in which case the Company shall cause Purchaser's representative to be appointed as an additional director to its Board of Directors;

and provided further that the Company's obligations and the Purchaser's rights under (a) and (b) above shall terminate at such time as Purchaser is no longer the holder of at least 50% of the aggregate outstanding principal amount of the Notes.

         SECTION 6.21. LEASES. Not later than March 31, 1998, the Company will deliver to Purchaser a complete list of each lease to which the Company or any of its Subsidiaries is a party for which the aggregate remaining amount of rental payments under such lease exceeds $1,000,000.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following (each, an "EVENT OF DEFAULT"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall have occurred and be continuing:

          (a) default in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

          (b) default in the payment of any installment of interest upon any of the Notes or any fees payable under this Agreement as and when the same shall become due and payable, and continuance of such default for a period of five Business Days; or

          (c) failure on the part of the Company duly to observe or perform any of the covenants contained in (i) Sections 6.07 through 6.17, or Section 6.19(a), 6.19(c) or 6.21 of this Agreement, (ii) Sections 3(b) or 4 of the Pledge Agreement or (iii) Section 4(a) of the Security Agreement; or

          (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements contained in the Financing Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to the Company at the option of any Holder; or

          (e) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (f) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the bankruptcy laws as now or hereafter in effect in any jurisdiction; or

          (g) there shall be a default in respect of any Debt of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000 whether such Debt now exists or shall hereafter be created (excluding the Notes and any Debt owed by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries) if such default results in acceleration of the maturity of such Debt or if the holder of such Debt is entitled to accelerate the maturity thereof; or the Company or any of its Subsidiaries shall fail to pay at maturity any such Debt whether such Debt now exists or shall hereafter be created; or

          (h) final judgments for the payment of money (to the extent not covered by insurance) which in the aggregate at any one time exceed $1,000,000 shall be rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and shall remain undischarged or not stayed for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final, other than judgments implementing settlements that are either disclosed in the 1996 10-K or the September 30, 1997 10-Q or that are entered into after the date hereof in compliance with Section 6.11; or

          (i) any representation or warranty made or deemed made by the Company or any of its Subsidiaries in any Financing Document or which is contained in any certificate furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

          (j) a Change of Control has occurred; or

          (k) the Liens created by any of the Security Documents shall at any time fail to constitute valid and perfected Liens on substantially all of the collateral purported to be secured thereby, subject to no prior or equal Lien other than Permitted Liens, or the Company or any Subsidiary Guarantor shall so assert in writing; or any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of the Company or any Subsidiary Guarantor party thereto, as the case may be, or the Company or any Subsidiary Guarantor shall so assert in writing; or

          (l) if any such event would reasonably be expected to have a Material Adverse Effect: (i) any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a material plan other than a standard termination shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA, which proceedings are not terminated within 30 days after commencement, to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any material plan; or (iv) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; or

then, and in each and every such case (other than under clauses (e) and (f) with respect to the Company), unless the principal of all the Notes shall have already become due and payable, the Majority Holders, by notice in writing to the Company, may declare the entire principal amount of the Notes together with accrued interest thereon to be, and upon the Company's receipt of such notice the entire principal amount of the Notes together with accrued interest thereon shall become, immediately due and payable. If an Event of Default specified in clauses (e) or (f) with respect to the Company occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Holders. An acceleration notice may be annulled and past Defaults (other than an Event of Default set forth in Section 7.01(a) or (b) that has not been cured) may be waived by the Majority Holders.



                                   ARTICLE 8
                            LIMITATION ON TRANSFERS

         SECTION 8.01. RESTRICTIONS ON TRANSFER. From and after the Closing Date and their respective dates of issuance, as the case may be, none of the Notes shall be transferable except upon the conditions specified in Sections
8.02 and 8.03, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein. Purchaser will cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this Section 8.01 and in Sections 8.02 and 8.03.

         SECTION 8.02. RESTRICTIVE LEGENDS. (a) Each Note issued to Purchaser or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.02(b) or Section 8.03) include a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 23, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

         (b) Any Holders of Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Notes on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.02.

         SECTION 8.03. NOTICE OF PROPOSED TRANSFERS. (a) Five Business Days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of [DLJSC] or a general partnership in which [DLJSC] or an Affiliate of [DLJSC] is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Notes, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in Section 8.02(a) except that such Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.01 through 8.03 are required in order to ensure compliance with the provisions of the Securities Act.

          (b) Five Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("RULE 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in
Section 8.02(a).



                                   ARTICLE 9
                                    GUARANTY

         SECTION 9.01. THE GUARANTY. Each Subsidiary Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Company pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Company under this Agreement or any other Financing Document. Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the applicable Financing Document.

         SECTION 9.02. GUARANTY UNCONDITIONAL. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under this Agreement or any other Financing Document, by operation of law or otherwise;

           (b) any modification or amendment of or supplement to this Agreement or any other Financing Document (except to the extent that by its terms it expressly provides for a modification or amendment of or supplement to this
Article 9);

           (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any other Subsidiary Guarantor under this Agreement or any other Financing Document;

           (d) any change in the corporate existence, structure or ownership of the Company or any Subsidiary Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any Subsidiary Guarantor or their respective assets or any resulting release or discharge of any obligation of the Company or any other Subsidiary Guarantor contained in this Agreement or any other Financing Document;

           (e) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, any other Subsidiary Guarantor, Purchaser or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

           (f) any invalidity or unenforceability relating to or against the Company or any other Subsidiary Guarantor for any reason of this Agreement or any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company or any other Subsidiary Guarantor under this Agreement or any other Financing Document; or

           (g) any other act or omission to act or delay of any kind by the Company, any other Subsidiary Guarantor, Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Subsidiary Guarantor's obligations hereunder.

         SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Unless specifically released in accordance with Section 10.02(b), each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Commitment shall have terminated and the principal of and interest on the Notes and all other amounts then due and payable by the Company under this Agreement and the other Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under this Agreement or any other Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. In the event that any Subsidiary Guarantor shall cease to be a Subsidiary of the Company, if permitted by the terms of this Agreement and if at such time and after such event no Default shall have occurred and be continuing, the obligations of such Subsidiary Guarantor shall be deemed terminated at such time.

         SECTION 9.04. WAIVER BY THE SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any Subsidiary Guarantor or any other Person.

         SECTION 9.05. SUBROGATION. Upon making full payment with respect to any obligation of the Company hereunder, the Subsidiary Guarantors shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that such Subsidiary Guarantor shall not enforce either
(a) any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof or (b) the right to receive payment, in the nature of contribution or for any other reason, from any other Subsidiary Guarantors with respect to such payment, in each case so long as (i) Purchaser has any Commitment hereunder or (ii) any amount payable under this Agreement or any other Financing Document remains unpaid.

         SECTION 9.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable under this Agreement or any other Financing Document is stayed upon the insolvency, bankruptcy or reorganization of the Company or any other Person, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Subsidiary Guarantors forthwith on demand by Purchaser at the request of the Majority Holders.

         SECTION 9.07. LIMIT OF LIABILITY. The obligations of each Subsidiary Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.



                                   ARTICLE 10
                                 MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section. A copy of all notices sent to the Company or any Subsidiary Guarantor shall be contemporaneously sent by overnight courier and facsimile transmission to: John Wm. Butler, Jr., Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606; telephone: (312) 407-0730; facsimile: (312) 407-0411.

         SECTION 10.02. NO WAIVERS; AMENDMENTS. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

          (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each Holder of any Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Note of such Holder, (c) reduce the principal amount of or extend the stated maturity of any Note of such Holder or alter the redemption provisions with respect thereto, (d) make any Note of such Holder payable in money or property other than as stated in the Notes or (e) release all or substantially all of the collateral in pledge under the Security Documents. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or by any Person (other than [DLJSC] or any of its Subsidiaries) controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser and its Affiliates otherwise than solely in their capacities as Holders of Notes shall be effective with respect to them without their prior written consent.

         SECTION 10.03. INDEMNIFICATION. The Company (the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "CONTROLLING PERSON"), and the respective partners, agents, employees, officers and directors of Purchaser, its Affiliates and any such Controlling Person (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, arising out of, or in connection with any activities contemplated by this Agreement or any other services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "DISCLOSURE DOCUMENTS") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Notes, provided that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that Purchaser shall have no liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement except to the extent they are determined by final judgment of a court of competent jurisdiction to result from Purchaser's gross negligence, willful misconduct or bad faith.

         If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to Purchaser or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, reasonably satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

         If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying the Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and Purchaser on the other, but also the relative fault of the Indemnifying Party and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 10.03, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by Purchaser and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnification, contribution and expense reimbursement obligations set forth in this Section 10.03: (i) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

         SECTION 10.04. EXPENSES. The Company agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the purchase by Purchaser from the Company of the Notes as contemplated by this Agreement including without limitation (i) fees and disbursements of special counsel and any local counsel for Purchaser incurred in connection with the preparation of this Agreement, not to exceed $350,000 in the aggregate, (ii) all reasonable out-of-pocket expenses of Purchaser, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by Purchaser and each holder of Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by Purchaser if Purchaser is a holder of Notes when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The obligations set forth in this Section 10.04 shall survive the termination of this Agreement and the payment in full of the Notes.

         SECTION 10.05. PAYMENT. The Company agrees that, so long as Purchaser shall own any Notes purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to such account as is specified beneath Purchaser's name on the signature page hereof or to such other account or in such other similar manner as Purchaser may designate to the Company in writing.

         SECTION 10.06. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company and Purchaser and their respective successors and assigns; provided that the Company may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to [DLJMB], [DLJSC] and its Affiliates or to Holders are for the express benefit of such Persons.

         SECTION 10.07. BROKERS. The Company represents and warrants that, except for [DLJSC], it has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the sale of the Notes.

         SECTION 10.08. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE

COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.09. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 10.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10.11. CONFIDENTIALITY. Except as required by law, the Agreement and all information given to Purchaser by the Company, unless publicly available or otherwise available to Purchaser without restriction or breach of any confidentiality agreement, will be held by Purchaser in confidence and will not be disclosed to anyone other than Purchaser's agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement. The obligations set forth in this
Section 10.11 shall survive for a period of two years from the date of the termination of this Agreement and the payment in full of the Notes.

         SECTION 10.12. TERMINATION. The Company's and each Subsidiary Guarantor's obligations hereunder and under the other Financing Documents (other than the obligations set forth in Sections 10.03 and 10.04 hereof, Section 12 of the Security Agreement and Section 11 of the Pledge Agreement and similar provisions of any other Security Documents) shall terminate upon the termination of the Commitment and payment in full of the principal of and interest on the Notes and all other amounts payable by the Company under this Agreement and the other Financing Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                                 MEDAPHIS CORPORATION


                                                 By:/s/ Jerome H. Baglien
                                                    ---------------------------
                                                    Name:  Jerome H. Baglien
                                                    Title: Senior Vice President

                                                 Address:
                                                 2700 Cumberland Parkway
                                                 Suite 300
                                                 Atlanta, Georgia
                                                 Tel:     (770) 444-5300
                                                 Fax:     (770) 444-4503


                                                 SUBSIDIARY GUARANTORS

                                                 ASSETCARE, INC.


                                                 By:/s/ Jerome H. Baglien
                                                    ---------------------------
                                                    Name:  Jerome H. Baglien
                                                    Title: Senior Vice President


                                                 AUTOMATION ATWORK


                                                 By:/s/ Jerome H. Baglien
                                                    ---------------------------
                                                    Name:  Jerome H. Baglien
                                                    Title: Senior Vice President

                                          BSG ALLIANCE/IT, INC.


                                          By:/s/ Jerome H. Baglien
                                             ----------------------------------
                                             Name:  Jerome H. Baglien
                                             Title: Senior Vice President


                                          BSG CORPORATION


                                          By:/s/ Jerome H. Baglien
                                             ----------------------------------
                                             Name:  Jerome H. Baglien
                                             Title: Senior Vice President


                                          BSG GOVERNMENT SOLUTIONS, INC.


                                          By:/s/ Jerome H. Baglien
                                             ----------------------------------
                                             Name:  Jerome H. Baglien
                                             Title: Senior Vice President

                                          By:/s/ Randolph L. M. Hutto
                                             ----------------------------------
                                             Name:  Randolph L. M. Hutto
                                             Title: Secretary

                                          CONSORT TECHNOLOGIES, INC.


                                          By:/s/ Jerome H. Baglien
                                             ----------------------------------
                                             Name:  Jerome H. Baglien
                                             Title: Senior Vice President


                                          GOTTLIEB'S FINANCIAL SERVICES, INC.


                                          By:/s/ Jerome H. Baglien
                                             ----------------------------------
                                             Name:  Jerome H. Baglien
                                             Title: Senior Vice President

                                        HEALTH DATA SCIENCES CORPORATION


                                        By:/s/ Jerome H. Baglien
                                           ----------------------------------
                                           Name:  Jerome H. Baglien
                                           Title: Senior Vice President


                                        MEDAPHIS HEALTHCARE INFORMATION
                                        TECHNOLOGY COMPANY (F/K/A MEDAPHIS
                                        SYSTEMS CORPORATION)


                                        By:/s/ Jerome H. Baglien
                                           ----------------------------------
                                           Name:  Jerome H. Baglien
                                           Title: Senior Vice President


                                        MEDAPHIS PHYSICIAN SERVICES
                                        CORPORATION


                                        By:/s/ Jerome H. Baglien
                                           ----------------------------------
                                           Name:  Jerome H. Baglien
                                           Title: Senior Vice President



                                        MEDAPHIS SERVICES CORPORATION (F/K/A
                                        MEDAPHIS HOSPITAL SERVICES CORPORATION)


                                        By:/s/ Jerome H. Baglien
                                           ----------------------------------
                                           Name:  Jerome H. Baglien
                                           Title: Senior Vice President

                                    MEDICAL MANAGEMENT SCIENCES, INC.


                                    By:/s/ Jerome H. Baglien
                                       ----------------------------------
                                       Name:  Jerome H. Baglien
                                       Title: Senior Vice President


                                    NATIONAL HEALTHCARE
                                    TECHNOLOGIES, INC.


                                    By:/s/ Jerome H. Baglien
                                       ----------------------------------
                                       Name:  Jerome H. Baglien
                                       Title: Senior Vice President


                                    ADDRESS FOR ALL SUBSIDIARY GUARANTORS:
                                    2700 Cumberland Parkway
                                    Suite 300
                                    Atlanta, Georgia
                                    Tel:     (770) 444-5300
                                    Fax:     (770) 444-4503

                                    PURCHASER

                                    [MED FUNDING, INC.]


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    ADDRESS:
                                    c/o Donaldson, Lufkin & Jenrette Securities
                                    Corporation
                                    277 Park Avenue
                                    New York, New York 10172
                                    Tel:  (212) 892-2000
                                    Fax:  (212) 892-7539

                                                                      EXHIBIT A


                                  FORM OF NOTE


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 23, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.


No.                                                         $


                              MEDAPHIS CORPORATION

                      SENIOR SECURED INCREASING RATE NOTE


         MEDAPHIS CORPORATION, a Delaware corporation (together with its successors, the "COMPANY"), for value received hereby promises to pay to [MED FUNDING, INC.] and registered assigns the principal sum of ___________________________________________ by wire transfer of immediately available funds to the Holder's account at such bank in the United States as may be specified in writing by the Holder to the Company, on April 1, 1999 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof on the dates and at the rate or rates provided for in the Note Purchase Agreement. Reference is made to the Note Purchase Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof and the basis upon which this Note is secured.

         This Note is one of a duly authorized issue of Senior Secured Increasing Rate Notes of the Company (the "NOTES") referred to in the Note Purchase Agreement dated as of December 23, 1997 among the Company, the Subsidiary Guarantors party thereto and [Med Funding,]

Inc. (as the same may be amended from time to time in accordance with its terms, the "NOTE PURCHASE AGREEMENT"). The Notes are transferable and assignable to one or more purchasers (in minimum denominations of $5,000,000 or larger multiples of $1,000,000), in accordance with the limitations set forth in the Note Purchase Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

         Pursuant to the provisions of the Note Purchase Agreement, payment of principal and interest on this Note has been unconditionally guaranteed by the Subsidiary Guarantors thereunder.

         The Company shall keep at its principal office a register (the "REGISTER") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note.
The ownership of the Notes shall be proven by the Register.

         This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
      ----------------

                                     MEDAPHIS CORPORATION


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title: